Manas Petroleum Corp. Update on Tajikistan
BAAR, SWITZERLAND, January 2, 2013

Manas Petroleum Corp. (“Manas”) (TSX-V: MNP; OTCBB: MNAP) is pleased to announce that on December 31, 2012 its wholly-owned subsidiary, DWM Petroleum AG (“DWM”), entered into a Share Purchase Agreement (“SPA”) with an unrelated third party (“Seller”), whereby DWM will acquire, for cash, an 80% stake in a Swiss company, which at the time of the completion of this transaction will indirectly own 100% interests in certain mature producing assets in the Republic of Tajikistan which will be rehabilitated and redeveloped.

The transaction is subject to Tajik government and stock exchange approvals and is expected to close before the end of April 2013.

“We believe that signing this SPA and entering into this rehabilitation and redevelopment project is a major step in the transformation of Manas from a pure exploration company to an exploration and production company.” said Dr. Werner Ladwein, President of Manas.

An update of the project will follow end January 2013.

About Manas Petroleum Corp.

Manas Petroleum is an international oil and gas company with primary focus on exploration and development in South-Eastern Europe, Central Asia and Mongolia. In Albania, Manas participates in a 1.7 million acre exploration project through its 15.8% equity interest in Petromanas Energy Inc., a Canadian public company. In the Kyrgyz Republic, Manas has a 25% working interest in two exploration blocks. In Tajikistan Manas owns 90% working interest in a Production Sharing Agreement covering the license areas Zapadnyi and Severo-Zapadnyi in the Soughd region through its wholly-owned subsidiary DWM Petroleum AG. In Mongolia, Manas owns 74% working interest in two Production Sharing Contracts covering Blocks XIII and XIV through its wholly-owned subsidiary DWM Petroleum AG.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Ari Muljana
Corporate Secretary

Manas Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
CH-6341 Baar, Switzerland
Phone: +41 44 718 1030
Fax: +41 44 718 1039
Email: info@manaspete.com
Web: www.manaspete.com

Scott Koyich
North America Investor Relations
Brisco Capital Partners Corp.
Phone: +1 403 262 9888
Email: scott@briscocapital.com

Dr. Georg Hochwimmer
Europe Investor Relations
General Research GmbH
Phone: +49 89 2500 4330
Email: hochwimmer@generalresearch.de

Cautionary Note:

Information provided in this Press Release pertaining to the exploration projects in the Kyrgyz Republic and Albania has been provided to Manas Petroleum Corporation by the operators of those projects, with which Manas Petroleum deals at arms length, and is included in this Press Release in an effort to share that information with the public. Although Manas Petroleum has no reason to doubt the accuracy of this information, it expressly disclaims responsibility therefor and makes no representation or warranty that it is complete or correct.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include statements about Manas’ intention to acquire producing assets in Central Asia through an SPA entered with a third party, the approval of that acquisition by the applicable authorities, the projected closing date and its belief that this is a major step in the transformation of Manas from a pure exploration company and to an exploration and production company. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of Manas' business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks presented by the market price and volume of trading in shares of Petromanas Energy Inc., field conditions and the risks described in Manas’ periodic disclosure documents filed on SEDAR and EDGAR, copies of which are also available on the company's website at www.manaspetroleum.com. Any of these risks could cause Manas' or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.